UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported in Item 9.01 of this Amendment to Current Report on Form 8-K, or the Form 8-K/A, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

On May 18, 2015, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that we, through GAHC3 Mountain Crest Senior Housing Portfolio, LLC, our wholly-owned subsidiary, acquired four of the six facilities comprising Mountain Crest Senior Housing Portfolio, two in Elkhart, Indiana and one in each of Hobart, Indiana and LaPorte, Indiana, from LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C., CW LLC and Eastlake L.L.C., for an aggregate purchase price of approximately $48,453,000, plus closing costs. The Original Form 8-K also stated that we would file the requisite financial statements for Mountain Crest Senior Housing Portfolio no later than 71 calendar days after the filing deadline of the Original Form 8-K. After subsequent analysis of the financial data and a review of the applicable filing requirements, we have determined that we are not required by Item 9.01 of Form 8-K to file any financial statements as a result of this acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

July 17, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer